Transocean Ltd. Announces Early Results of Cash Tender Offers

STEINHAUSEN, Switzerland—January 23, 2019—Transocean Ltd. (NYSE: RIG) announced today on behalf of Transocean Inc., its wholly-owned subsidiary (collectively with Transocean Ltd., “Transocean”), the results to date of Transocean Inc.’s previously announced cash tender offers (the “Tender Offers”) for the following series of notes issued by Transocean Inc. (the “Notes”). In conjunction with certain of the Tender Offers, Transocean Ltd. also announced the results to date of Transocean Inc.’s previously announced solicitations (each a “Consent Solicitation” and, collectively, the “Consent Solicitations”) of consents (each a “Consent” and, collectively, the “Consents”) from holders of Notes due in 2020, 2021 and 2022 to amend certain provisions of the indenture, dated as of December 11, 2007 (as supplemented, the “Indenture”), between Transocean Inc. and Wells Fargo Bank, National Association, as trustee.

The following table sets forth the approximate aggregate principal amounts of each series of Notes that were tendered (with Consents that were delivered, if applicable) and not withdrawn (or Consents revoked) on or prior to 5:00 p.m., New York City time, on January 22, 2019 (the “Early Tender Date”):

Title of Notes	CUSIP Number(3)	Aggregate Principal Amount Outstanding Prior to Tender Offers	Aggregate Principal Amount of Notes Tendered	Tender Cap	Acceptance Priority Level
6.500% Senior Notes due 2020	893830AY5	$285,729,000	$56,059,000	N/A	1
6.375% Senior Notes due 2021 (the “2021 Notes”)(1)	893830BB4	$328,352,000	$63,103,000	N/A	2
3.800% Senior Notes due 2022 (the “2022 Notes”)(1)	893830BC2	$410,746,000	$188,445,000	N/A	3
9.000% Senior Notes due 2023 (the “2023 Notes”)(2)	144A: 893830BE8 Reg S: G90073AA8	$1,250,000,000	$234,405,000	$200,000,000	4

(1) The interest rate for the 2021 Notes has been increased to 8.375% and the interest rate for the 2022 Notes has been increased to 5.800% pursuant to the terms of the Indenture.

(2) The 2023 Notes do not have a related Consent Solicitation.

(3) No representation is made as to the correctness or accuracy of the CUSIP numbers listed in the Offer to Purchase and Consent Solicitation Statement, dated January 3, 2019 (the “Offer to Purchase and Consent Solicitation”), or the accompanying Letter of Transmittal and Consent or printed on the Notes. They are provided solely for the convenience of holders of the Notes.

The Tender Offers and the Consent Solicitations will expire at midnight, New York City time, at the end of the day on February 5, 2019, unless extended or earlier terminated by Transocean Inc. (such date and time, as it may be extended, the “Expiration Date”). No tenders of Notes or deliveries of related Consents submitted after the Expiration Date will be valid. The deadline for holders to validly withdraw tenders of Notes (or revoke Consents) has passed.  Accordingly, Notes that were already tendered (with Consents that were delivered, if applicable) at or before the Early Tender Date may not be withdrawn or revoked, except in certain limited circumstances where additional withdrawal or revocation rights are required by law.

As previously announced, the aggregate principal amount of the 2023 Notes that may be purchased pursuant to the Tender Offers may not exceed $200,000,000 (the “2023 Tender Cap”). As of the Early Tender Date, the 2023 Tender Cap has been exceeded and, as a result, Transocean Inc. will not accept for purchase any additional 2023 Notes tendered in the Tender Offers after the Early Tender Date. The proration factor for the 2023 Notes is approximately 85.38%.

Subject to the satisfaction or waiver of the conditions to the Tender Offers and Consent Solicitations described in the Offer to Purchase and Consent Solicitation, Transocean Inc. expects to accept tenders of (i) all 2020 Notes, (ii) all 2021 Notes and (iii) all 2022 Notes, and (iv) 2023 Notes based on a proration factor of approximately 85.38%, in each case that were validly tendered (or Consents validly delivered, if applicable) and not validly withdrawn (or Consents validly revoked, if applicable) prior to the Early Tender Date. Notes tendered on or prior to the Early Tender Date will be purchased on the “Early Settlement Date,” which is currently expected to occur on or about January 24, 2019.

Transocean Inc. has retained Wells Fargo Securities, LLC and Credit Agricole Securities (USA) Inc. to act as the dealer managers for the Tender Offers and the solicitation agents for the Consent Solicitations. Questions or requests for assistance regarding the terms of the Tender Offers and the Consent Solicitations should be directed to Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4756 (collect), or Credit Agricole Securities (USA) Inc. at (866) 807-6030 (toll-free) or (212) 261-7802 (collect). Requests for the Offer to Purchase and Consent Solicitation and other documents relating to the Tender Offers and the Consent Solicitations may be directed to D.F. King & Co., Inc., the tender agent and information agent for the Tender Offers, at (212) 269-5550 (for banks and brokers only) or (800) 735-3591 (toll-free) (for all others) or transocean@dfking.com.

None of Transocean Ltd., Transocean Inc., any of their respective subsidiaries, their respective boards of directors or directors, the dealer managers, the solicitation agents, the tender agent and information agent or the trustee with respect to the Notes or any of Transocean Ltd.’s, Transocean Inc.’s or any of their subsidiaries’ respective affiliates, or such respective affiliates, is making any recommendation as to whether holders should tender any Notes in response to the Tender Offers or deliver any Consents pursuant to the Consent Solicitations and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes and, if applicable, to deliver their Consents, and, if so, the principal amount of Notes as to which action is to be taken.

The Tender Offers and the Consent Solicitations are only being made pursuant to, and the information in this press release is qualified by reference to, the Offer to Purchase and Consent Solicitation and the accompanying Letter of Transmittal and Consent, each as amended by the press release of Transocean Ltd. dated January 17, 2019. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offers. The Tender Offers and the Consent Solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers and the Consent Solicitations are required to be made by a licensed broker or dealer, the Tender Offers and the Consent Solicitations will be deemed to be made on behalf of Transocean Inc. by the dealer managers and solicitation agents, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services and believes that it operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 50 mobile offshore drilling units consisting of 32 ultra-deepwater floaters, 14 harsh environment floaters, and four midwater floaters. In addition, Transocean is constructing four ultra-deepwater drillships; and one harsh environment semisubmersible in which the company has a 33.0% interest.

Forward-Looking Statements

This news release contains certain forward-looking information and forward-looking statements as defined in applicable securities laws (collectively referred to as “forward-looking statements”). Forward-looking statements include: statements regarding the terms and timing for completion of the Tender Offers and the Consent Solicitations, including the acceptance for purchase of any Notes validly tendered and the expected Expiration Date and Early Settlement Date thereof; and the satisfaction or waiver of certain conditions of the Tender Offers or the Consent Solicitations.

Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Transocean to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause actual results to vary include, but are not limited to, conditions in financial markets, investor response to Transocean Inc.’s Tender Offers and Consent Solicitations, and other risk factors as detailed from time to time in Transocean Ltd.’s reports filed with the U.S. Securities and Exchange Commission.

Readers are cautioned against unduly relying on forward-looking statements. Forward-looking statements are made as of the date of the relevant document and, except as required by law, Transocean undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise.

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Lexington May

+1 832-587-6515

Media Contact:

Pam Easton

+1 713-232-7647